Media Contact:
Dana M. Harris
Napster
310-281-5073
dana.harris@napster.com

Investor Contacts:
Alex Wellins or Jennifer Jarman
The Blueshirt Group for Napster, Inc.
(415) 217-7722
alex@blueshirtgroup.com; jennifer@blueshirtgroup.com

NAPSTER’S REVENUE GROWS 30% SEQUENTIALLY TO $12.1 MILLION; COMPANY RAISES FISCAL 2005 GUIDANCE ON HEELS OF SUCCESSFUL NAPSTER TO GO LAUNCH

LOS ANGELES, Calif. - February 9, 2005 - Napster (Nasdaq: NAPS), the biggest brand in digital music, today reported financial results for its third quarter ended December 31, 2004.

“This week will be remembered as a landmark turning point in online music with our successful launch of Napster To Go, the world’s first portable subscription service, with the support of leading MP3 manufacturers including Creative, Dell, iRiver and Samsung,” said Chris Gorog, Napster’s Chairman and CEO. “Napster had a very strong third quarter as revenue grew 30 percent sequentially, our subscribers grew by 50 percent sequentially, subscriber revenue was 73 percent and margins continued to improve. We are forecasting another quarter of strong sequential growth and are raising our fiscal 2005 guidance to approximately $43 million.”

Napster completed the sale of its Roxio consumer software division to Sonic Solutions on December 17, 2004. The financial results of the Software Division are now presented as “Income from Discontinued Operations” in the Company’s statement of operations. Net revenue from continuing operations (Napster) for the third quarter of fiscal 2005 grew 30% to $12.1 million from $9.3 million in the immediately preceding quarter.  Net loss from continuing operations was $16.4 million, or $0.47 per basic and diluted share, compared to a net loss from continuing operations of $16.9 million or $0.49 per basic and diluted share in the second quarter of fiscal 2005.

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Napster 3Q05 Earnings Release, 2/9/05

As of December 31, 2004, Napster’s cash and investment position was $139 million including shares of Sonic Solutions stock. On January 24, 2005, Napster completed a private placement of stock with net proceeds to the Company of approximately $49 million, bringing Napster’s current net cash and investment balance to approximately $188 million.

Shares used for computing basic and fully diluted earnings per share were approximately 35.1 million for the third fiscal quarter ended December 31, 2004 and approximately 27.9 million for the third quarter of the prior fiscal year. Following the recent private placement of stock, Napster had approximately 42.8 million total outstanding shares.

Business Outlook
For the fourth quarter of fiscal 2005, Napster revenues are expected to grow to approximately $14 million. The Company is also revising upwards its full-year revenue guidance for Napster to $43 million from a previous range of $35 million to $40 million.

Napster’s Recent Business Highlights

▪	Announced the availability of Napster To Go, the world’s first portable subscription service and the unveiling of the new Napster 3.0. Napster To Go lets consumers move an unlimited number of songs from Napster’s catalog to compatible MP3 players for one, low monthly fee of $14.95. Napster has launched a significant marketing campaign for Napster To Go supported by strategic alliances with leading consumer electronics manufacturers Creative Labs, Dell and iRiver.

▪	Reported that it had approximately 270, 000 paid subscribers as of December 31, 2004, including approximately 44,000 university subscribers. Napster experienced very strong subscriber growth during the recent holiday period as paid subscribers increased sequentially by approximately 50% in the quarter.

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Napster 3Q05 Earnings Release, 2/9/05

▪	Completed a private placement of 7.1 million shares of Common Stock of the Company with net proceeds of approximately $49 million.

▪	Completed the sale of its consumer software division to Sonic Solutions.

▪	Partnered with Dwango Wireless, a leading mobile developer and publisher of entertainment content, to launch "Napster Mobile" across major North American carriers.

▪	Announced that Eastern Michigan University, the University of North Carolina, North Carolina State University and University of Tennessee at Knoxville have joined Napster’s university program, bringing the total number of universities to 13.

▪	Partnered with Blockbuster Inc. (NYSE: BBI, BBI.B), a global leader in home movie and game entertainment, to launch the new Digital Duo card offering consumers one month of digital music and one month of BLOCKBUSTER Online DVD rental service for $20.

Conference Call Information
The Napster third quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Wednesday, February 9, 2005. To participate on the live call, analysts and investors should dial 800-218-8862 at least ten minutes prior to the call. Napster will also offer a live and archived webcast of the conference call, accessible from the "Investor Relations" section of the company’s Web site at http://investor.napster.com.

About Napster
Napster, the biggest brand in digital music, is a subscription service that enables fans to freely sample the world’s largest and most diverse online collection of music and move an unlimited amount of songs to compatible MP3 players. Napster (www.napster.com) members have access to songs from all major labels and hundreds of independents and have more ways to discover, share and acquire new music and old favorites with community features like the ability to email tracks to friends and browse other members' collections. Napster also offers Napster Light, a "lighter" version of the service for those who just want to purchase songs and albums a la carte. Napster is currently available in the United States, Canada and the U.K. and is headquartered in Los Angeles with offices in San Jose, San Diego, New York and London.

Safe Harbor Statement
Except for historical information, the matters discussed in this press release, in particular matters related to the success of Napster To Go and Napster’s relationship with strategic partners are forward-looking statements that are subject to certain risks and uncertainties such as decreased demand for our products and services; flaws inherent in our products or services; failure of our products to interoperate with the hardware products of our customers, intense competition; failure to maintain relationships with strategic partners and content providers; general economic conditions and third party claims, that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Napster’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on February 9, 2005, copies of which are available at the website maintained by the SEC at http://www.sec.gov. Napster assumes no obligation to update the forward-looking statements included in this press release.

Copyright © 2005 Napster, LLC. All rights reserved. Napster, the Napster Kitty Logo, Napster To Go and Napster Light are either trademarks or registered trademarks of Napster, LLC in the United States and/or other countries.

NAPSTER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(unaudited)

	December 31,	March 31,
	2004	2004
ASSETS
Current assets:
Cash and cash equivalents	$96,391	$36,911
Restricted cash	735	1,735
Short-term investments	42,761	28,490
Accounts receivable, net of allowance for doubtful accounts of
$15 at December 31, 2004 and $991 at March 31, 2004	3,399	16,279
Prepaid expenses and other current assets	6,096	8,476
Total current assets	149,382	91,891

Long-term investments	-	3,000
Property and equipment, net	4,631	9,933
Goodwill	34,658	89,516
Identifiable intangible assets, net	1,854	5,899
Other assets	499	1,748

Total assets	$191,024	$201,987

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,350	$6,085
Income taxes payable	4,098	3,364
Accrued liabilities	10,244	30,104
Deferred revenues	6,950	1,545
Prepaid purchase price adjustment on divestiture	2,299	-
Short term debt	15,126	15,420
Total current liabilities	44,067	56,518

Long term liabilities:
Long-term capital lease obligations	58	68
Deferred income taxes	1,477	-
Other long term liabilities	123	2,381
Total liabilities	45,725	58,967

Stockholders' equity:
Preferred stock, $0.001 par value; Authorized: 10,000 shares;
Issued and outstanding: none at December 31, 2004	-	-
and none at March 31, 2004
Common stock, $0.001 par value; Authorized: 100,000 shares;
Issued and outstanding: 35,427 shares at December 31, 2004
and 33,543 shares at March 31, 2004	35	34
Additional paid-in capital	206,070	195,970
Deferred stock-based compensation	(619)	(1,386)
Accumulated deficit	(62,084)	(56,916)
Accumulated other comprehensive income	1,897	5,318
Total stockholders' equity	145,299	143,020

Total liabilities and stockholders' equity	$191,024	$201,987

NAPSTER INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2004	2003	2004	2003

Net revenues	$12,111	$3,604	$29,293	$5,903

Cost of revenues :
Cost of revenues	9,658	3,464	23,551	5,260
Amortization of purchased technologies	31	31	93	77
Total cost of revenues	9,689	3,495	23,644	5,337

Gross profit	2,422	109	5,649	566

Operating expenses:
Research and development	2,885	3,572	8,957	8,841
Sales and marketing	9,169	8,798	22,911	12,207
General and administrative	5,467	5,016	15,587	15,644
Amortization of intangible assets	474	550	1,462	1,623
Stock-based compensation charges	118	250	569	659
Total operating expenses	18,113	18,186	49,486	38,974

Loss from continuing operations	(15,691)	(18,077)	(43,837)	(38,408)

Other income, net	806	141	881	496

Loss before provision for income taxes	(14,885)	(17,936)	(42,956)	(37,912)
Provision for income taxes	1,535	-	1,535	-

Loss from continuing operations, after provision
for income taxes	(16,420)	(17,936)	(44,491)	(37,912)

Income (loss) from discontinued operations, net of tax effect	29,205	(7,662)	39,323	64

Net income (loss)	$12,785	$(25,598)	$(5,168)	$(37,848)

Other comprehensive gain (loss), net of tax :
Foreign currency translation adjustment	(4,367)	391	(4,394)	1,182
Unrealized gain (loss) on short-term investment	1,097	(113)	973	(236)
Comprehensive income (loss)	$9,515	$(25,320)	$(8,589)	$(36,902)

Earnings per share:

Net loss per share from continuing operations
Basic and diluted	$(0.47)	$(0.64)	$(1.29)	$(1.47)

Net income (loss) per share from discontinued operations
Basic and diluted	$0.83	$(0.28)	$1.14	$0.00

Net income (loss) per share
Basic and diluted	$0.36	$(0.92)	$(0.15)	$(1.47)

Weighted average shares used in computing net
income (loss) per share
Basic and diluted	35,097	27,852	34,520	25,799